UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 5, 2010

AltiGen Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 East Plumeria Drive
San Jose, CA
 (Address of principal executive offices, including zip code)

(408) 597-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2010, the Board of Directors of AltiGen Communications, Inc. (the “Company”) unanimously approved a plan to voluntarily delist its common stock from the NASDAQ Capital Market and to move its common stock listing to the OTCQX over-the-counter market.  The Company expects its common stock will continue to trade on OTCQX under its current symbol “ATGN,” so long as market makers demonstrate an interest in trading in the common stock and it meets the other requirements for such trading.

The Company informed the NASDAQ Capital Market on March 5, 2010 of its intention to delist and to file a Form 25 with the United States Securities and Exchange Commission (“SEC”) on or about March 15, 2010, which the Company expects to become effective ten (10) days thereafter.  The last day of trading of the Company’s common stock on the NASDAQ Capital Market will be on March 15, 2010, and the Company anticipates trading of its common stock to commence on OTCQX on March 16, 2010.

The Company anticipates deregistering its common stock with the SEC and suspending its reporting obligations under the Exchange Act of 1934, as amended (the “Exchange Act”).  In the mean time, the Company intends to continue to fulfill its reporting obligations under the Exchange Act and report on current developments, quarterly and annual financial results and other items as required for listing on the OTCQX over-the-counter market.

On March 5, 2010, the Company issued a press release with further information regarding the decision to delist its common stock.  A copy of that press release is furnished as Exhibit 99.1 to this report, and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	AltiGen Communications, Inc. Press Release issued March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIGEN COMMUNICATIONS, INC.

Date: March 5, 2010	By:	/s/ Philip M. McDermott
Philip M. McDermott
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	AltiGen Communications, Inc. Press Release issued March 5, 2010.